                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                               (Amendment No.   )

Filed by the Registrant   [X]

Filed by a Party other than the Registrant  [_]
                             ____________

Check the appropriate box:

[_]  Preliminary Proxy Statement      [_]  Confidential, for Use of the
                                           Commission Only
                                           (as Permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

                           Thermo Cardiosystems Inc.
                           -------------------------
                 (Name of Registrant as Specified in Charter)


           ________________________________________________________
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[_]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4) Proposed maximum aggregate value of transaction:

     (5) Total fee paid:

[X]  Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     (2) Form, Schedule or Registration Statement No.:

     (3) Filing Party:

     (4) Date Filed:


________________

[LETTERHEAD APPEARS HERE]

   470 Wildwood Street
   P.O. Box 2697
   Woburn, Massachusetts 01888-2697



                                        April 19, 1996


Dear Stockholder:

          The enclosed Notice calls the 1996 Annual Meeting of the Stockholders of Thermo Cardiosystems Inc. I respectfully request all Stockholders attend this Meting, if possible.

          Our Annual Report for the year ended December 30, 1995 is enclosed. I hope you will read it carefully. Feel free to forward any questions you may have if you are unable to be present at the Meeting.

          Enclosed with this letter is a Proxy authorizing three officers of the Corporation to vote your shares for you if you do not attend the Meeting. Whether or not you are able to attend the Meeting, I urge you to complete your Proxy and return it to our transfer agent, American Stock Transfer and Trust Company, in the enclosed addressed, postage-paid envelope, as a quorum of the Stockholders must be present at the Meeting, either in person or by Proxy.

          I would appreciate your immediate attention to the mailing of this Proxy.


                                        Yours very truly,


                                        /s/ VICTOR L. POIRIER

                                          Victor L. Poirier
                                President and Chief Executive Officer

[LETTERHEAD APPEARS HERE]

    470 Wildwood Street
    P.O. Box 2697
    Woburn, Massachusetts 01888-2697



                                        April 19, 1996

To the Holders of the Common Stock of
 THERMO CARDIOSYSTEMS INC.

                           NOTICE OF ANNUAL MEETING

          The 1996 Annual Meeting of the Stockholders of Thermo Cardiosystems Inc. (the "Corporation") will be held on Monday, May 20, 1996, at 11:00 a.m. at the Turnberry Isle Resort & Club, 19999 West Country Club Drive, Aventura, Florida. The purposes of the Meeting are to consider and take action upon the following matters:

          1.   Election of eight Directors.

          2. A proposal recommended by the Board of Directors to amend the Corporation's Articles of Organization to increase the Corporation's authorized common stock, $.10 par value per share, from 50 million shares to 100 million shares.

          3. Such other business as may properly be brought before the Meeting and any adjournment thereof.

          The transfer books of the Corporation will not be closed prior to the Meeting, but, pursuant to appropriate action by the Board of Directors, the record date for the determination of the Stockholders entitled to notice of and vote at the Meeting is April 1, 1996.

          The By-laws require that the holders of a majority of the stock issued and outstanding and entitled to vote be present or represented by Proxy at the Meeting in order to constitute a quorum for the transaction of business. It is important that your shares be represented at the Meeting regardless of the number of shares you may hold. Whether or not you are able to be present in person, please sign and return promptly the enclosed Proxy in the accompanying envelope, which requires no postage if mailed in the United States.

          This Notice, the Proxy and Proxy Statement enclosed herewith are sent to you by order of the Board of Directors.


                                        Sandra L. Lambert
                                              Clerk

                                PROXY STATEMENT

        The enclosed Proxy is solicited by the Board of Directors of Thermo Cardiosystems Inc. (the "Corporation") for use at the 1996 Annual Meeting of the Stockholders (the "Meeting") to be held on Monday, May 20, 1996, at 11:00 a.m. at the Turnberry Isle Resort & Club, 19999 West Country Club Drive, Aventura, Florida, and any adjournment thereof. The mailing address of the executive office of the Corporation is 470 Wildwood Street, P.O. Box 2697, Woburn, Massachusetts 01888-2697. This Proxy Statement and the enclosed Proxy were first furnished to Stockholders of the Corporation on or about April 30, 1996.

                               VOTING PROCEDURES

        The Board of Directors intends to present to the Meeting the election of eight Directors, constituting the entire Board of Directors, as well as one other matter: a proposal to amend the Corporation's Articles of Organization to increase the Corporation's authorized common stock, $.10 par value ("Common Stock"), from 50 million shares to 100 million shares.

        The representation in person or by proxy of a majority of the outstanding shares of Common Stock entitled to vote at the Meeting is necessary to provide a quorum for the transaction of business at the Meeting. Shares can only be voted if the Stockholder is present in person or is represented by returning a properly signed Proxy. Each Stockholder's vote is very important. Whether or not you plan to attend the Meeting in person, please sign and promptly return the enclosed proxy card, which requires no postage if mailed in the United States. All signed and returned proxies will be counted towards establishing a quorum for the Meeting, regardless of how the shares are voted.

        Shares represented by proxy will be voted in accordance with your instructions. You may specify your choice by marking the appropriate box on the proxy card. If your proxy card is signed and returned without specifying choices, your shares will be voted for the management nominees for Directors, for the management proposal and as the individuals named as proxy holders on the Proxy deem advisable on all other matters as may properly come before the Meeting.

        In order to be elected a Director, a nominee must receive the affirmative vote of a majority of the shares of Common Stock present and entitled to vote on the election. For the proposal to increase the authorized Common Stock, the affirmative vote of a majority of the Corporation's outstanding Common Stock entitled to vote on the matter is necessary for approval. Withholding authority to vote for a nominee for Director or an instruction to abstain from voting on a proposal will be treated as shares present and entitled to vote and, for purposes of determining the outcome of the vote, will have the same effect as a vote against the nominee or a proposal. With respect to the election of directors, broker "non-votes" will not be treated as shares present and entitled to vote on a voting matter and will have no effect on the outcome of the vote. Broker "non-votes" on the proposal to increase the authorized Common Stock will have the effect of a vote against the proposal. A broker "non-vote" occurs when a nominee holding shares for a beneficial holder does not have discretionary voting power and does not receive voting instructions from the beneficial owner.

        A Stockholder who returns a Proxy may revoke it at any time before the Stockholder's shares are voted at the Meeting by written notice to the Clerk of the Corporation received prior to the Meeting, by executing and returning a later-dated Proxy or by voting by ballot at the Meeting.

        The outstanding stock of the Corporation entitled to vote (excluding shares held in treasury by the Corporation) as of April 1, 1996 consisted of 24,202,285 shares of Common Stock. Only Stockholders of record at the close of business on April 1, 1996 are entitled to vote at the Meeting. Each share is entitled to one vote.

                                 - PROPOSAL 1 -

                             ELECTION OF DIRECTORS

        Eight Directors are to be elected at the Meeting, each to hold office until his successor is chosen and qualified or until his earlier resignation, death or removal.

NOMINEES FOR DIRECTORS

        Set forth below are the names of the persons nominated as Directors, their ages, their offices in the Corporation, if any, their principal occupation or employment for the past five years, the length of their tenure as Directors and the names of other public companies in which such persons hold directorships. Information regarding their beneficial ownership of the Corporation's Common Stock and of the common stock of its parent corporation, Thermedics Inc. ("Thermedics") and Thermedics' parent corporation, Thermo Electron Corporation ("Thermo Electron"), is reported under the caption "Stock Ownership." All of the nominees are currently Directors of the Corporation.

- --------------------------------------------------------------------------------
WALTER J. BORNHORST          Dr. Bornhorst, 55, has been a Director of the
                             Corporation since 1988. Since 1994, Dr. Bornhorst
                             has been the chairman of Z Corporation, a
                             developer of rapid prototyping equipment. From
                             1985 to 1992, Dr. Bornhorst was senior vice
                             president of Thermo Electron. He is also a
                             director of Thermo Fibertek Inc.
- --------------------------------------------------------------------------------
RICHARD W. K. CHAPMAN        Dr. Chapman, 51, has been a Director of the
                             Corporation since 1995. He has been chairman of
                             the board of directors of Thermo BioAnalysis
                             Corporation since its inception in February 1995,
                             president and chief executive officer of
                             ThermoQuest Corporation, a subsidiary of Thermo
                             Instrument Systems Inc., since its inception in
                             1995, and president of Finnigan Corporation, a
                             subsidiary of ThermoQuest Corporation from 1992 to
                             1995. In addition, he has been a vice president of
                             Thermo Instrument Systems Inc. since 1994. Dr.
                             Chapman is a director of ThermoQuest Corporation.
- --------------------------------------------------------------------------------
ELIAS P. GYFTOPOULOS         Dr. Gyftopoulos, 68, has been a Director of the
                             Corporation since September 1994. He has been the
                             Ford Professor of Mechanical Engineering and of
                             Nuclear Engineering at the Massachusetts Institute
                             of Technology for more than five years. Dr.
                             Gyftopoulos is also a director of Thermo Electron,
                             Thermo Instrument Systems Inc., Thermo Remediation
                             Inc., Thermo Voltek Corp., ThermoLase Corporation
                             and ThermoSpectra Corporation.
- --------------------------------------------------------------------------------
ROBERT C. HOWARD             Mr. Howard, 65, has been a Director of the
                             Corporation since 1988. Mr. Howard has been an
                             executive vice president of Thermo Electron since
                             1986.  He is also a director of Thermedics, Thermo
                             Instruments Systems Inc., Thermo Power
                             Corporation, ThermoLase Corporation and ThermoTrex
                             Corporation.
- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------
LEONARD LASTER               Dr. Laster, 67, has been a Director of the
                             Corporation since 1988. Dr. Laster has been the
                             Distinguished University Professor of Medicine and
                             Health Policy and Chancellor Emeritus of the
                             University of Massachusetts Medical Center since
                             1990. From 1987 to 1990, Dr. Laster was Chancellor
                             of, and a Professor at, the University of
                             Massachusetts Medical Center. Since 1992, Dr.
                             Laster has also been a consultant to the
                             Biomedical Research Foundation of Northwest
                             Louisiana.  From 1978 to 1987 he was president of
                             Oregon Health Sciences University.
- --------------------------------------------------------------------------------
VICTOR L. POIRIER            Mr. Poirier, 54, has been a Director of the
                             Corporation since 1991. Mr. Poirier has been
                             President of the Corporation since 1990 and Chief
                             Executive Officer of the Corporation since 1991.
                             Mr. Poirier was Executive Vice President and Chief
                             Operating Officer of the Corporation from August
                             1988 until 1990. Mr. Poirier has been a senior
                             vice president of Thermedics since 1985.
- --------------------------------------------------------------------------------
JOHN W. WOOD JR.             Mr. Wood, 52, has been a Director of the
                             Corporation since 1988. Mr. Wood has been a senior
                             vice president of Thermo Electron since November
                             1995 and, before his promotion, was a vice
                             president of Thermo Electron since September 1994.
                             Mr. Wood has also been President and Chief
                             Executive Officer of Thermedics since 1984. Mr.
                             Wood is also a director of Thermedics, Thermo
                             Sentron Inc. and Thermo Voltek Corp.
- --------------------------------------------------------------------------------
NICHOLAS T. ZERVAS           Dr. Zervas, 67, has been a Director of the
                             Corporation since 1989. Dr. Zervas has been chief
                             of Neurological Service, Massachusetts General
                             Hospital, since 1977. Dr. Zervas is also a
                             director of Thermedics, ThermoLase Corporation and
                             ThermoTrex Corporation.
- --------------------------------------------------------------------------------

COMMITTEES OF THE BOARD OF DIRECTORS AND MEETINGS

        The Board of Directors has established an Audit Committee and a Human Resources Committee, each consisting solely of outside Directors. The present members of the Audit Committee are Dr. Laster (Chairman) and Dr. Zervas. The Audit Committee reviews the scope of the audit with the Corporation's independent public accountants and meets with them for the purpose of reviewing the results of the audit subsequent to its completion. The present members of the Human Resources Committee are Dr. Zervas (Chairman), Dr. Gyftopoulos and Dr. Laster. The Human Resources Committee reviews the performance of senior members of management, recommends executive compensation and administers the Corporation's stock option and other stock-based compensation plans. The Corporation does not have a nominating committee of the Board of Directors. The Board of Directors met four times, the Audit Committee met twice and the Human Resources Committee met three times during fiscal 1995. Each Director attended at least 75% of all meetings of the Board of Directors and Committees on which he served held during fiscal 1995.

COMPENSATION OF DIRECTORS

        CASH COMPENSATION

        Directors who are not employees of the Corporation, of Thermo Electron or of any other companies affiliated with Thermo Electron (also referred to as "outside directors") receive an annual retainer of $2,000 and a fee of $1,000 per day for attending regular meetings of the Board of Directors and $500 per day for participating in meetings of the Board of Directors held by means of conference telephone and for participating in certain meetings of committees of the Board of Directors. Payment of Directors' fees is made quarterly. Dr. Chapman, Mr. Howard, Mr. Poirier and Mr. Wood are all employees of Thermo Electron or its subsidiaries and do not receive any cash compensation from the Corporation for their services as Directors. Directors are also reimbursed for out-of-pocket expenses incurred in attending such meetings.

        DEFERRED COMPENSATION PLAN

        Under the Deferred Compensation Plan for Directors (the "Deferred Compensation Plan"), a Director has the right to defer receipt of his cash fees until he ceases to serve as a Director, dies or retires from his principal occupation. In the event of a change in control or proposed change in control of the Corporation that is not approved by the Board of Directors, deferred amounts become payable immediately. Either of the following is deemed to be a change of control: (a) the occurrence, without the prior approval of the Board of Directors, of the acquisition, directly or indirectly, by any person of 50% or more of the outstanding Common Stock or the outstanding common stock of Thermedics or Thermo Electron; or (b) the failure of the persons serving on the Board of Directors immediately prior to any contested election of directors or any exchange offer or tender offer for the Common Stock or the common stock of Thermedics or Thermo Electron to constitute a majority of the Board of Directors at any time within two years following any such event. Amounts deferred pursuant to the Deferred Compensation Plan are valued at the end of each quarter as units of the Corporation's Common Stock. When payable, amounts deferred may be disbursed solely in shares of Common Stock accumulated under the Deferred Compensation Plan. A total of 50,000 shares of Common Stock have been reserved for issuance under the Deferred Compensation Plan. As of January 1, 1996, deferred units equal to 5,560.61 shares of Common Stock were accumulated under the Deferred Compensation Plan.

        DIRECTORS STOCK OPTION PLAN

        In 1991, the Corporation adopted a directors stock option plan (the "Directors Plan"), which was amended in 1995. The Directors Plan provides for the grant of stock options to purchase shares of Common Stock of the Corporation to outside Directors as additional compensation for their service as Directors. Under the Directors Plan, outside Directors are automatically granted options to purchase 1,000 shares of the Common Stock annually at the close of business on the date of each Annual Meeting of the Stockholders of the Corporation. Options evidencing annual grants may be exercised at any time from and after the six-month anniversary of the grant date of the option and prior to the expiration of the option on the third anniversary of the grant date. Shares acquired upon exercise of the options are subject to repurchase by the Corporation at the exercise price if the recipient ceases to serve as a Director of the Corporation or any other Thermo Electron company prior to the first anniversary of the grant date.

        The exercise price for options granted under the Directors Plan is the average of the closing prices of the Common Stock as reported on the American Stock Exchange (or other principal market on which the Common Stock is then traded) for the five trading days preceding and including the date of grant, or, if the shares are not then traded, at the last price per share paid by third parties in an arms-length transaction prior to the option grant. Options to purchase 50,000 shares of Common Stock were reserved for issuance under the Directors Plan as of January 1, 1996.

                                STOCK OWNERSHIP

        The following table sets forth the beneficial ownership of Common Stock, as well as the common stock of Thermedics, the Corporation's parent company, and of Thermo Electron, Thermedics' parent company, as of January 1, 1996, with respect to (i) each person who was known by the Corporation to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) each Director, (iii) each executive officer named in the summary compensation table under the heading "Executive Compensation" and (iv) all Directors and current executive officers as a group.

                                                 THERMO                                      THERMO
                                             CARDIOSYSTEMS          THERMEDICS              ELECTRON
             NAME (1)                           INC. (2)             INC. (3)            CORPORATION (4)
             --------                        -------------          ----------           ---------------
Thermedics Inc. (5)....................       12,525,110                 N/A                    N/A
Walter J. Bornhorst....................           12,600                   0                  9,603
Richard W. K. Chapman..................                0                   0                 54,321
Kurt A. Dasse..........................           35,455              12,064                 10,589
Elias P. Gyftopoulos...................            9,000               4,500                 46,380
Robert C. Howard.......................           12,500              11,587                134,593
Leonard Laster.........................           25,555                   0                      0
Victor L. Poirier......................          105,779              89,337                 33,227
Betty A. Silverstein Russell...........           86,174              13,455                  9,650
John W. Wood Jr........................           44,699             188,488                154,674
Nicholas T. Zervas.....................           30,505              24,843                      0
All Directors and current executive....
     officers as a group (13 persons)..          406,155             440,764              1,047,611

(1) Except as reflected in the footnotes to this table, shares beneficially owned consist of shares owned by the indicated person or by that person for the benefit of minor children and all share ownership includes sole voting and investment power.

(2) Shares of the Common Stock beneficially owned by Dr. Bornhorst, Dr. Dasse, Dr. Gyftopoulos, Dr. Laster, Mr. Poirier, Ms. Silverstein Russell, Mr. Wood, Dr. Zervas and all Directors and executive officers as a group include 12,500, 28,300, 9,000, 23,900, 77,900, 78,150,
        39,483, 7,800 and 319,033 shares, respectively, that such person or group has the right to acquire within 60 days of January 1, 1996 through the exercise of stock options. Shares beneficially owned by Dr. Laster, Dr. Zervas and all Directors and executive officers as a group include 1,155, 4,405 and 5,560 full shares, respectively, that had been allocated through January 1, 1996 to their respective accounts maintained under the Corporation's Deferred Compensation Plan for Directors. No Director or executive officer beneficially owned more than 1% of the Common Stock outstanding as of January 1, 1996; all Directors and executive officers as a group beneficially owned 1.7% of the Common Stock outstanding as of such date.

(3) Shares of the common stock of Thermedics beneficially owned by Dr. Dasse, Dr. Gyftopoulos, Mr. Howard, Mr. Poirier, Ms. Silverstein Russell, Mr. Wood, Dr. Zervas and all Directors and executive officers as a group include 12,000, 4,500, 10,000, 45,000, 12,000, 120,100, 7,650
        and 280,250 shares, respectively, that such person or group had the right to acquire within 60 days after January 1, 1996 through the exercise of stock options. Shares of the common stock of Thermedics beneficially owned by Dr. Dasse, Mr. Howard, Mr. Poirier, Mr. Wood and all Directors and executive officers as a group include 64, 1,587, 278, 1,218 and 5,655 shares, respectively, allocated through January 1, 1996 to their respective accounts maintained pursuant to Thermo Electron's employee stock ownership plan, of which the trustees, who have investment power over its assets, were as of January 1, 1996 executive officers of Thermo Electron (the "ESOP"). Shares beneficially owned by Dr. Zervas and all Directors and executive officers as a group include 6,693 shares allocated through January 1, 1996 to Dr. Zervas' account maintained pursuant to that corporation's deferred compensation plan for directors. No Director or executive officer beneficially owned more that 1% of the common stock of Thermedics outstanding as of January 1, 1996; all Directors and executive officers as a group beneficially owned 1.3% of such common stock outstanding as of such date.

(4) The shares of the common stock of Thermo Electron shown in the table reflect a three-for-two split of such stock effected in May 1995 in the form of a 50% stock dividend. Shares of the common stock of Thermo Electron beneficially owned by Dr. Chapman, Dr. Dasse, Dr. Gyftopoulos, Mr. Howard, Mr. Poirier, Ms. Silverstein Russell, Mr. Wood and all Directors and executive officers as a group include 53,423, 8,125, 5,250, 40,185, 29,700, 8,125, 133,998 and 641,811 shares, respectively, that such person or group has the right to acquire within 60 days of January 1, 1996 through the exercise of stock options.

        Shares of the common stock of Thermo Electron beneficially owned by Dr. Dasse, Mr. Howard, Mr. Poirier, Mr. Wood and all Directors and executive officers as a group include 48, 1,963, 337, 1,052 and 5,444 full shares, respectively, allocated through January 1, 1996 to their respective accounts maintained pursuant to Thermo Electron's ESOP. No Director or executive officer beneficially owned more than 1% of the common stock of Thermo Electron outstanding as of January 1, 1996; all Directors and executive officers as a group beneficially owned 1.1% of the Thermo Electron common stock outstanding as of such date.

(5) As of January 1, 1996, Thermedics beneficially owned 52% of the outstanding Common Stock. Thermedics' address is 470 Wildwood Street, P.O. Box 2999, Woburn, Massachusetts 01888-2999.

DISCLOSURE OF CERTAIN LATE FILINGS

        Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation's Directors and executive officers, and beneficial owners of more than 10% of the Common Stock, such as Thermedics and Thermo Electron, to file with the Securities and Exchange Commission initial reports of ownership and periodic reports of changes in ownership of the Corporation's securities. Based upon a review of such filings, all Section 16(a) filing requirements applicable to such persons were complied with during 1995, except in the following instances. Dr. Walter J. Bornhorst, a Director of the Corporation, reported the receipt in September 1993 of a gift of 100 shares on an amendment to his Form 5 for 1995, filed in April 1995. An obligation to sell 3,000 shares beneficially owned by Thermo Electron pursuant to its directors stock option plan, which should have been reported on its Form 4 for July 1994, was not reported until April 1996.


                             EXECUTIVE COMPENSATION

NOTE: All share amounts reported below have, in all cases, been adjusted as applicable to reflect a three-for-two stock split effected in May 1995 with respect to the common stock of Thermo Electron in the form of a 50% stock dividend, but do not reflect the three-for-two stock split with respect to the Common Stock to be paid on May 15, 1996 to all holders of record of the Common Stock on May 1, 1996.

SUMMARY COMPENSATION TABLE

        The following table summarizes compensation for services to the Corporation in all capacities awarded to, earned by or paid to the Corporation's chief executive officer and its two other most highly compensated executive officers for the last three fiscal years. No other executive officer of the Corporation met the definition of "highly compensated" within the meaning of the Securities and Exchange Commission's executive compensation disclosure rules.

        The Corporation is required to appoint certain executive officers and full-time employees of Thermo Electron as executive officers of the Corporation, in accordance with the Thermo Electron Corporate Charter. The compensation for these executive officers is determined and paid entirely by Thermo Electron. The time and effort devoted by these individuals to the Corporation's affairs is provided to the Corporation under the Corporate Services Agreement between the Corporation and Thermo Electron. Accordingly, the compensation for these individuals is not reported in the following table.

                                        SUMMARY COMPENSATION TABLE
- -----------------------------------------------------------------------------------------------------------------
                                                   ANNUAL                   LONG TERM
                                               COMPENSATION                COMPENSATION
                                               ------------                ------------
                                                                      SECURITIES UNDERLYING
         NAME AND                 FISCAL                              OPTIONS (NO. OF SHARES      ALL OTHER
    PRINCIPAL POSITION             YEAR      SALARY       BONUS           AND COMPANY)(1)      COMPENSATION(2)
    ------------------            ------     ------       -----           --------------       ---------------
Victor L. Poirier                  1995     $141,000     $113,000           3,700  (TCA)            $6,750
  President and Chief Executive                                            10,500  (TMO)
  Officer                                                                   5,000  (TLZ)
                                   1994     $135,000      $66,000          15,450  (TMO)            $6,322
                                                                              500  (THS)
                                   1993     $115,500      $55,000          50,000  (TCA)            $6,745
                                                                           15,000  (TMD)
                                                                            1,500  (TMO)
- --------------------------------------------------------------------------------------------------------------
Kurt A. Dasse                      1995     $103,000      $51,500           2,300  (TCA)            $5,198
  Senior Vice President                                                     7,000  (TMO)
                                   1994      $97,000      $25,000              --                   $4,459
                                   1993      $94,000      $21,000          20,000  (TCA)            $5,268
                                                                            7,500  (TMD)
- --------------------------------------------------------------------------------------------------------------
Betty A. Silverstein Russell       1995     $103,000      $51,500           2,400  (TCA)            $5,197
   Senior Vice President                                                    7,000  (TMO)
                                   1994      $97,000      $24,000              --                   $4,473
                                   1993      $94,000      $24,000          25,000  (TCA)            $5,436
                                                                            7,500  (TMD)
- --------------------------------------------------------------------------------------------------------------

(1) In addition to grants of options to purchase Common Stock of the Corporation (designated in the table as TCA), executive officers of the Corporation have been granted options to purchase common stock of Thermo Electron and certain of its other subsidiaries as part of Thermo Electron's stock option program. Options have been granted during the last three fiscal years in the following Thermo Electron companies:
        Thermedics (designated in the table as TMD), Thermo Electron (designated in the table as TMO), ThermoLase Corporation (designated in the table as
        TLZ) and ThermoSpectra Corporation (designated in the table as THS).

(2) Represents the amount of matching contributions made by the individual's employer on behalf of executive officers participating in the Thermo Electron 401(k) plan.

STOCK OPTIONS GRANTED DURING FISCAL 1995

        The following table sets forth information concerning individual grants of stock options made during fiscal 1995 to the Corporation's chief executive officer and the other named executive officers. It has not been the Corporation's policy in the past to grant stock appreciation rights, and no such rights were granted during fiscal 1995.

                                                  OPTION GRANTS IN FISCAL 1995
- ----------------------------------------------------------------------------------------------------------------------------------
                                                        PERCENT OF                                      POTENTIAL REALIZABLE
                                                          TOTAL                                           VALUE AT ASSUMED
                                                         OPTIONS                                           ANNUAL RATES OF
                              NUMBER OF SECURITIES      GRANTED TO        EXERCISE                           STOCK PRICE
                               UNDERLYING OPTIONS      EMPLOYEES IN       PRICE PER      EXPIRATION        APPRECIATION FOR
           NAME                   GRANTED (1)           FISCAL YEAR         SHARE           DATE             OPTION TERM
           ----                   -----------           -----------         -----           ----             -----------
                                                                                                            5%        10%
                                                                                                           ---        ---
Victor L. Poirier                  3,700  (TCA)           5.2%              $26.10         3/20/02           $39,331    $91,612
                                     500  (TMO)          0.06%  (2)         $37.27         5/23/98            $2,935     $6,170
                                  10,000  (TMO)           1.2%  (2)         $45.40         9/22/07          $361,300   $970,800
                                   5,000  (TLZ)           0.5%  (2)         $22.75        11/28/07           $90,550   $243,250
- -------------------------------------------------------------------------------------------------------------------------------
Kurt A. Dasse                      2,300  (TCA)           3.2%              $26.10         3/20/02           $24,449    $56,948
                                   7,000  (TMO)           0.8%  (2)         $45.40         9/22/07          $252,910   $679,560
- -------------------------------------------------------------------------------------------------------------------------------
Betty A. Silverstein               2,400  (TCA)           3.4%              $26.10         3/20/02           $25,512    $59,424
Russell                            7,000  (TMO)           0.8%  (2)         $45.40         9/22/07          $252,910   $679,560
- ---------------------------------------------------------------------------------------------------------------------------------

(1) All of the options granted during the fiscal year are immediately exercisable at the date of grant. However, the shares acquired upon exercise are subject to repurchase by the granting corporation at the exercise price if the optionee ceases to be employed by such corporation or any other Thermo Electron company. The granting corporation may exercise its repurchase rights within six months after the termination of the optionee's employment. For publicly traded companies, the repurchase rights lapse ratably over a five- to ten-year period, depending on the option term, which may vary from seven to twelve years, provided that the optionee continues to be employed by the Corporation or another Thermo Electron company. An option to purchase 500 shares of Thermo Electron common stock granted to Mr. Poirier as a part of Thermo Electron's stock option program has a three-year term, and the repurchase rights lapse in their entirety on the second anniversary of the grant date. The granting corporation may permit the holders of options to exercise options and to satisfy tax withholding obligations by surrendering shares equal in fair market value to the exercise price or withholding obligation.

(2) These options were granted under stock option plans maintained by Thermo Electron or its subsidiaries other than the Corporation and accordingly are reported as a percentage of total options granted to employees of those companies.

STOCK OPTIONS EXERCISED DURING FISCAL 1995

        The following table reports certain information regarding stock option exercises during fiscal 1995 and outstanding stock options held at the end of fiscal 1995 by the Corporation's chief executive officer and the other named executive officers. No stock appreciation rights were exercised or were outstanding during fiscal 1995.

                         AGGREGATED OPTION EXERCISES IN FISCAL 1995 AND FISCAL 1995 YEAR-END OPTION VALUES
- ----------------------------------------------------------------------------------------------------------------------------------

                                                                                       NO. OF UNEXERCISED
                                                      SHARES                           OPTIONS AT FISCAL          VALUE OF
                                                     ACQUIRED                              YEAR-END              UNEXERCISED
                                                        ON             VALUE             (EXERCISABLE/           IN-THE-MONEY
      NAME                         COMPANY           EXERCISE         REALIZED         UNEXERCISABLE) (1)          OPTIONS
      ----                         -------           --------         --------         ------------------          -------
Victor L. Poirier            Thermo Cardiosystems      36,759       $1,870,849             77,900/0            $4,848,209/--
                             Thermedics                    --               --             45,000/0              $883,950/--
                             Thermedics Detection          --               --              0/5,000                    --/--   (3)
                             Thermo Ecotek                 --               --              2,500/0               $26,875/--
                             Thermo Electron               --               --             29,700/0  (2)         $524,935/--
                             Thermo Fibertek               --               --              3,000/0               $54,000/--
                             ThermoLase                    --               --              5,000/0               $15,625/--
                             ThermoSpectra                 --               --                500/0                $2,813/--
                             ThermoTrex                 1,440          $46,872                360/0               $16,398/--
- ----------------------------------------------------------------------------------------------------------------------------------
Kurt A. Dasse                Thermo Cardiosystems      51,700       $2,555,272             28,300/0            $1,744,745/--
                             Thermedics                    --               --             12,000/0              $243,975/--
                             Thermo Electron               --               --              8,125/0               $83,539/--
                             ThermoTrex                    --               --                900/0               $40,995/--
- ----------------------------------------------------------------------------------------------------------------------------------
Betty A.                     Thermo Cardiosystems      10,700         $252,306             78,150/0            $5,280,964/--
Silverstein Russell          Thermedics                    --               --             12,000/0              $243,975/--
                             Thermo Electron               --               --              8,125/0               $83,539/--
- ----------------------------------------------------------------------------------------------------------------------------------

(1) All of the options reported outstanding at the end of the fiscal year were immediately exercisable, except for Thermedics Detection, which generally are not exercisable until such company's stock is publicly traded. The shares acquired upon exercise of the options reported in the table are subject to repurchase by the granting corporation at the exercise price if the optionee ceases to be employed by such corporation or any other Thermo Electron company. The granting corporation may exercise its repurchase rights within six months after the termination of the optionee's employment. For companies whose shares are not publicly traded, the repurchase rights lapse in their entirety on the ninth anniversary of the grant date. For publicly traded companies, the repurchase rights generally lapse ratably over a five- to ten-year period, depending on the option term, which may vary from seven to twelve years, provided that the optionee continues to be employed by the Corporation or another Thermo Electron company. Certain options granted as a part of Thermo Electron's stock option program have three-year terms, and the repurchase rights lapse in their entirety on the second anniversary of the grant date.

(2) Options to purchase 15,000 shares of the common stock of Thermo Electron granted to Mr. Poirier are subject to the same terms as described in footnote (1), except that the repurchase rights of the granting corporation generally do not lapse until the tenth anniversary of the grant date. In the event of the employee's death or involuntary termination prior to the tenth anniversary of the grant date, the repurchase rights of the granting corporation shall be deemed to have lapsed ratably over a five-year period, commencing with the fifth anniversary of the grant date.

(3) No public market existed for the shares underlying these options as of December 31, 1995. Accordingly, no value in excess of exercise price has been attributed to these options.

SEVERANCE AGREEMENTS

        In 1988, Thermo Electron entered into severance agreements with several of its key employees, including key employees of the Corporation and other majority-owned subsidiaries. These agreements provide severance benefits if there is a change of control of Thermo Electron that is not approved by the Board of Directors of Thermo Electron and the employee's employment with Thermo Electron or the majority-owned subsidiary is terminated, for whatever reason, within one year thereafter. For purposes of the agreement a change of control exists upon (i) the acquisition of 50% or more of the outstanding common stock of Thermo Electron by any person without the prior approval of the board of directors of Thermo Electron, (ii) the failure of the board of directors of Thermo Electron, within two years after any contested election of directors or tender or exchange offer not approved by the board of directors, to be constituted of a majority of directors holding office prior to such event or (iii) any other event that the board of directors of Thermo Electron determines constitutes an effective change of control of Thermo Electron. Each of the recipients of these agreements would receive a lump-sum benefit at the time of a qualifying severance equal to the highest total cash compensation paid to the employee by Thermo Electron or the majority-owned subsidiary in any 12-month period during the three years preceding the severance event. A qualifying severance exists (i) if the employment of the executive officer is terminated for any reason within one year after a change in control of Thermo Electron or (ii) a group of directors of Thermo Electron consisting of directors of Thermo Electron on the date of the severance agreement or, if an election contest or tender or exchange offer for Thermo Electron's common stock has occurred, the directors of Thermo Electron immediately prior to such election contest or tender or exchange offer, and any future directors who are nominated or elected by such directors, determines that any other termination of the executive officer's employment should be treated as a qualifying severance. The benefits to be provided are limited so that the payments would not constitute so-called "excess parachute payments" under applicable provisions of the Internal Revenue Code of 1986. Assuming that severance benefits would have been payable under these agreements as of January 1, 1996, Mr. Wood would have received approximately $340,000.

                  COMMITTEE REPORT ON EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION

        All decisions on compensation for the Corporation's executive officers are made by the Human Resources Committee of the Board of Directors (the "Committee"). In reviewing and establishing total cash compensation and stock-based compensation for executives, the Committee follows guidelines established by the Human Resources Committee of the Board of Directors of its parent corporation, Thermo Electron. The executive compensation program presently consists of annual base salary ("salary"), short-term incentives in the form of annual cash bonuses, and long-term incentives in the form of stock options.

        The Committee believes that the compensation of executive officers should reflect the scope of their responsibilities, the success of the Corporation, and the contributions of each executive to that success. In addition, the Committee believes that base salaries should approximate the mid-point of competitive salaries derived from market surveys and that short-term and long-term incentive compensation should reflect the performance of the Corporation and the contributions of each executive.

        External competitiveness is an important element of the Committee's compensation policy. The competitiveness of the Corporation's compensation for its executives is assessed by comparing it to market data provided by its compensation consultant and by participating in annual executive compensation surveys, primarily "Project 777", an executive compensation survey prepared by Management Compensation Services, a division of Hewitt Associates. The majority of firms represented in the Project 777 survey are included in the Standard & Poor's Index, but do not necessarily correspond to the companies included in the Corporation's peer group.

        Principles of internal equity are also central to the Committee's compensation policies. Compensation considered for the Corporation's officers, whether cash or stock-based incentives, is also evaluated by comparing it to compensation of other executives within the Thermo Electron organization with comparable levels of responsibility for comparably sized business units.

        The process for determining each of these elements for the Corporation's executive officers is outlined below.

        BASE SALARY

        Base salaries are intended to approximate the mid-point of competitive salaries for similar organizations of comparable size and complexity to the Corporation. Executive salaries are adjusted gradually over time and only as necessary to meet this objective. Increases in base salary may be moderated by other considerations, such as geographic or regional market data, industry trends or internal fairness within the Corporation and Thermo Electron. It is the Committee's intention that over time the base salaries for the chief executive officer and the other named executive officers will approach the mid-point of competitive data. The salary increases in 1995 for the chief executive officer and the other named executive officers generally reflect this practice of gradual increases and moderation.

        CASH BONUS

        The Committee establishes a median potential bonus for each executive by using the market data on total cash compensation from the same executive compensation surveys as used to determine salaries. Specifically, the median potential bonus plus the salary of an executive officer is approximately equal to the mid-point of competitive total cash compensation for a similar position and level of responsibility in businesses having comparable sales and complexity to the Corporation. The actual bonus awarded to an executive officer may range from zero to three times the median potential bonus. The value within the range (the bonus multiplier) is determined at the end of each year by the Committee in its discretion. The Committee exercises its discretion by evaluating each executive's performance using a methodology developed by its parent corporation, Thermo Electron, and applied throughout the Thermo Electron organization. The methodology incorporates measures of operating returns, designed to measure profitability, contributions to shareholder value, and earnings growth, and are measures of corporate and divisional performance that are evaluated using graphs developed by Thermo Electron designed to reward performance that is perceived as above average and to penalize performance that is perceived as below average. The measures of operating returns used in the Committee's determinations in calendar 1995 measured return on net assets and growth in income, and the Committee's determinations also included an evaluation of the contributions of each executive that are not captured by operating measures but are considered important to the creation of long-term value for the Stockholders. These measures of achievements are not financial targets that are met, not met or exceeded. The relative weighting of these achievements varies depending on the executive's role and responsibilities within the organization.

        The bonuses for named executive officers approved by the Committee with respect to 1995 performance in each instance exceeded the median potential bonus.

        STOCK OPTION PROGRAM

        The primary goal of the Corporation is to excel in the creation of long-term value for the Stockholders. The principal incentive tool used to achieve this goal is the periodic award to key employees of options to purchase common stock of the Corporation and other Thermo Electron companies.

        The Committee and management believe that awards of stock options to purchase the shares of both the Corporation and other companies within the Thermo Electron group of companies accomplish many objectives. The grant of options to key employees encourages equity ownership in the Corporation, and closely aligns management's interests to the interests of all the Stockholders. The emphasis on stock options also results in management's compensation being closely linked to stock performance. In addition, because they are subject to vesting periods of varying durations and to forfeiture if the employee leaves the Corporation prematurely, stock options are an incentive for key employees to remain with the Corporation long-term. The Committee believes stock option awards in the parent corporation, Thermo Electron, and the other majority-owned subsidiaries of Thermo Electron, are an important tool in providing incentives for performance within the entire organization.

        In determining awards, the Committee considers the average annual value of all options to purchase shares of the Corporation and other companies within the Thermo Electron organization that vest in the next five years. (Values are established using a modified Black-Scholes option pricing model.) As a guideline, the

Committee strives to maintain the aggregate amount of awards to purchase shares of Common Stock to all employees over a five-year period below 10% of the Corporation's outstanding Common Stock, although other factors such as unusual transactions and acquisitions and standards for awards of comparably situated companies may affect the number of awards granted.

        In 1995, the Committee granted options to purchase Common Stock of the Corporation to the chief executive officer and the other named executive officers based on their holdings of such stock and vested rights to acquire such stock throughout the year, which the Committee considers each year. Other discretionary awards are not made annually in conjunction with the annual review of cash compensation, but are made periodically. In determining awards from time to time, the Committee considers total compensation of executives, actual and anticipated contributions of each executive (which includes a subjective assessment by the Committee of the value of the executive's future potential within the organization), as well as the value of previously awarded options as described above. The option awards made with respect to the common stock of the Corporation's parent, Thermo Electron, or its subsidiaries, are made as part of Thermo Electron's overall stock option program and are determined by the human resources committee of the board of directors of the applicable granting company using a similar analysis.

POLICY ON DEDUCTIBILITY OF COMPENSATION

        The Committee has also considered the application of Section 162(m) of the Internal Revenue Code to the Corporation's compensation practices. Section 162(m) limits the tax deduction available to public companies for annual compensation paid to senior executives in excess of $1 million unless the compensation qualifies as "performance based" or is otherwise exempt from
Section 162(m). The annual compensation paid to individual executives does not approach the $1 million threshold, and it is believed that stock incentive plans of the Corporation qualify as "performance based." Therefore, the Committee does not believe any further action is necessary in order to comply with Section 162(m). From time to time, the Committee will reexamine the Corporation's compensation practices and the effect of Section 162(m).

1995 CEO COMPENSATION

        The salary and bonus of Mr. Poirier are established using the same criteria as for the salaries and bonuses for the Corporation's other named executive officers. The Committee determined Mr. Poirier's compensation as reported, and among other factors, considered his role during the Corporation's transition to commercial sales and profitability following approval by the U.S. Food and Drug Administration for commercial sale of the Corporation's heart-assist device in late 1994. The Committee believes, nonetheless, that while the total cash compensation for Mr. Poirier in 1995 tends to be below the competitive norm for a similarly sized company in the medical-device industry, his total compensation exceeds the competitive norm since a significant portion of his total compensation has been awarded as long-term incentive compensation in the form of stock options.

        In 1995, the Committee also approved stock option awards to Mr. Poirier with respect to the Corporation's Common Stock. The Committee annually considers an award of stock options to executive officers of the Corporation, which are generally based upon the number of shares of Common Stock and unexercised, vested stock options held by the executive during the year, as an incentive for executives to buy and hold Common Stock. The award of stock options to purchase shares of Common Stock to Mr. Poirier in 1995 was made under this program. The awards of stock options to purchase shares of the Corporation's parent, Thermo Electron, or its subsidiaries, to Mr. Poirier in 1995 were made as part of Thermo Electron's overall stock option program and were determined by the human resources committee of the board of directors of the applicable granting company using an analysis similar to that used for all executives as described under "Stock Option Program."

                       Dr. Nicholas T. Zervas (Chairman)
                           Dr. Elias P. Gyftopoulos
                              Dr. Leonard Laster

                         COMPARATIVE PERFORMANCE GRAPH

        The Securities and Exchange Commission requires that the Corporation include in this Proxy Statement a line-graph presentation comparing cumulative, five-year shareholder returns for the Corporation's Common Stock with a broad-based market index and either a nationally recognized industry standard or an index of peer companies selected by the Corporation. The Corporation has compared its performance with the American Stock Exchange Market Value Index and a peer group of companies consisting of Abiomed Inc., Datascope Corp., Boston Scientific Corp., Thoratec Labs Corp., Baxter International, Inc., Medtronic, Inc. and St. Jude Medical, Inc.

     COMPARISON OF 1990-1995 TOTAL RETURN AMONG THERMO CARDIOSYSTEMS INC.,
        THE AMERICAN STOCK EXCHANGE MARKET VALUE INDEX AND PEER GROUP.
        --------------------------------------------------------------



                             [GRAPH APPEARS HERE]




            12/31/90  12/31/91  12/31/92  12/31/93  12/31/94  12/29/95
- ----------------------------------------------------------------------
TCA           100       122        129       262       233       1124
- ----------------------------------------------------------------------
AMEX          100       128        130       155       141        178
- ----------------------------------------------------------------------
PEER GRP      100       167        146       112       146        274
- ----------------------------------------------------------------------

        The total return for the Corporation's Common Stock (TCA), the American Stock Exchange Market Value Index (AMEX) and the Peer Group (PEER GRP) assumes the reinvestment of dividends, although dividends have not been declared on the Corporation's Common Stock. The American Stock Exchange Market Value Index tracks the aggregate performance of equity securities of companies listed on the American Stock Exchange. The Corporation's Common Stock is traded on the American Stock Exchange under the ticker symbol "TCA."

                         RELATIONSHIP WITH AFFILIATES

        Thermo Electron has adopted a strategy of selling a minority interest in subsidiary companies to outside investors as an important tool in its future development. As part of this strategy, Thermo Electron and certain of its subsidiaries have created several privately and publicly held subsidiaries, and Thermedics Inc. has created the Corporation and Thermo Sentron Inc. as publicly held, majority-owned subsidiaries, and Thermedics Detection Inc. as a majority-owned privately held subsidiary, and has acquired the majority interest in a previously unaffiliated public company, Thermo Voltek Corp. From time to time, Thermo Electron and its subsidiaries will create other majority-owned subsidiaries as part of its spinout strategy. (The Corporation and such other majority-owned Thermo Electron subsidiaries are hereinafter referred to as the "Thermo Subsidiaries.")

        Thermo Electron and each of the Thermo Subsidiaries recognize that the benefits and support that derive from their affiliation are essential elements of their individual performance. Accordingly, Thermo Electron and each of the Thermo Subsidiaries have adopted the Thermo Electron Corporate Charter (the "Charter") to define the relationships and delineate the nature of such cooperation among themselves. The purpose of the Charter is to ensure that (1) all of the companies and their stockholders are treated consistently and fairly,
(2) the scope and nature of the cooperation among the companies, and each company's responsibilities, are adequately defined, (3) each company has access to the combined resources and financial, managerial and technological strengths of the others, and (4) Thermo Electron and the Thermo Subsidiaries, in the aggregate, are able to obtain the most favorable terms from outside parties.

        To achieve these ends, the Charter identifies the general principles to be followed by the companies, addresses the role and responsibilities of the management of each company, provides for the sharing of group resources by the companies and provides for centralized administrative, banking and credit services to be performed by Thermo Electron. The services provided by Thermo Electron include collecting and managing cash generated by members, coordinating the access of Thermo Electron and the Thermo Subsidiaries (the "Thermo Group") to external financing sources, ensuring compliance with external financial covenants and internal financial policies, assisting in the formulation of long-range financial planning and providing other banking and credit services. Pursuant to the Charter, Thermo Electron may also provide guarantees of debt or other obligations of the Thermo Subsidiaries or may obtain external financing at the parent level for the benefit of the Thermo Subsidiaries. In certain instances, the Thermo Subsidiaries may provide credit support to, or on behalf of, the consolidated entity or may obtain financing directly from external financing sources. Under the Charter, Thermo Electron is responsible for determining that the Thermo Group remains in compliance with all covenants imposed by external financing sources, including covenants related to borrowings of Thermo Electron or other members of the Thermo Group, and for apportioning such constraints within the Thermo Group. In addition, Thermo Electron establishes certain internal policies and procedures applicable to members of the Thermo Group. The cost of the services provided by Thermo Electron to the Thermo Subsidiaries is covered under existing corporate services agreements between Thermo Electron and each of the Thermo Subsidiaries.

        The Charter presently provides that it shall continue in effect so long as Thermo Electron and at least one Thermo Subsidiary participate. The Charter may be amended at any time by agreement of the participants. Any Thermo Subsidiary, including the Corporation, can withdraw from participation in the Charter upon 30 days' prior notice. In addition, Thermo Electron may terminate a subsidiary's participation in the Charter in the event the subsidiary ceases to be controlled by Thermo Electron or ceases to comply with the Charter or the policies and procedures applicable to the Thermo Group. A withdrawal from the Charter automatically terminates the corporate services agreement and tax allocation agreement (if any) in effect between the withdrawing company and Thermo Electron. The withdrawal from participation does not terminate outstanding commitments to third parties made by the withdrawing company, or by Thermo Electron or other members of the Thermo Group, prior to the withdrawal. However, a withdrawing company is required to continue to comply with all policies and procedures applicable to the Thermo Group and to provide certain administrative functions mandated by Thermo Electron so long as the withdrawing company is controlled by or affiliated with Thermo Electron.

     As provided in the Charter, the Corporation and Thermo Electron have entered into a Corporate Services

Agreement (the "Services Agreement") under which Thermo Electron's corporate staff provides certain administrative services, including certain legal advice and services, risk management, employee benefit administration, tax advice and preparation of tax returns, centralized cash management and financial and other services to the Corporation. The Corporation was assessed an annual fee equal to 1.2% of the Corporation's revenues for these services for calendar 1995. Beginning January 1, 1996, the fee has been reduced to 1.0% of the Corporation's revenues. The fee is reviewed annually and may be changed by mutual agreement of the Corporation and Thermo Electron. During fiscal 1995, Thermo Electron assessed the Corporation $487,000 in fees under the Services Agreement. Management believes that the charges under the Services Agreement are reasonable and that the terms of the Services Agreement are fair to the Corporation. For items such as employee benefit plans, insurance coverage and other identifiable costs, Thermo Electron charges the Corporation based on charges attributable to the Corporation. The Services Agreement automatically renews for successive one-year terms, unless canceled by the Corporation upon 30 days' prior notice. In addition, the Services Agreement terminates automatically in the event the Corporation ceases to be a member of the Thermo Group or ceases to be a participant in the Charter. In the event of a termination of the Services Agreement, the Corporation will be required to pay a termination fee equal to the fee that was paid by the Corporation for services under the Services Agreement for the nine-month period prior to termination. Following termination, Thermo Electron may provide certain administrative services on an as-requested basis by the Corporation or as required in order to meet the Corporation's obligations under Thermo Electron's policies and procedures. Thermo Electron will charge the Corporation a fee equal to the market rate for comparable services if such services are provided to the Corporation following termination.

        The Corporation subleases office and research facilities from Thermedics and pays to Thermedics a pro rata amount based on the actual square footage occupied by the Corporation, at a rate approximately equal to Thermedics' rent per square foot under its prime lease. This sublease expires in 1999. The Corporation paid approximately $134,000 to Thermedics in sublease payments during 1995. The Corporation also pays Thermedics for the Corporation's portion of certain expenses shared with Thermedics at the subleased facilities. In 1995, the Corporation paid Thermedics $746,400 for such expenses.

        As of December 30, 1995, $4,379,000 of the Corporation's cash equivalents were invested in a repurchase agreement with Thermo Electron. Under this agreement, the Corporation in effect lends excess cash to Thermo Electron, which Thermo Electron collateralizes with investments principally consisting of corporate notes, U.S. government agency securities, money market funds, commercial paper and other marketable securities, in the amount of at least 103% of such obligation. The Corporation's funds subject to the repurchase agreement are readily convertible into cash by the Corporation and have a maturity of three months or less. The repurchase agreement earns a rate based on the Commercial Paper Composite Rate plus 25 basis points, set at the beginning of each quarter.

        Thermedics beneficially owned approximately 55% of the Corporation's outstanding Common Stock on January 1, 1996. Thermedics intends for the foreseeable future to maintain at least 50% ownership of the Corporation. This may require the purchase by Thermedics of additional shares of the Corporation's Common Stock from time to time as the number of outstanding shares issued by the Corporation increases. These purchases may be made either in the open market or directly from the Corporation.

        Thermo Electron's Tecomet division provides metal fabrication services in connection with the manufacture of the heart assist devices sold by the Corporation. During 1995, the Corporation paid Tecomet $1,153,850 for these services.

                                -- PROPOSAL 2--

                 PROPOSAL TO INCREASE AUTHORIZED COMMON STOCK

        The Board of Directors has determined that it is advisable to increase the Corporation's authorized Common Stock from 50 million shares to 100 million shares, and has voted to recommend that the Stockholders adopt an amendment to the Corporation's Articles of Organization effecting the proposed increase.

        As of January 1, 1996, approximately 24.1 million shares of Common Stock were issued and outstanding (excluding treasury shares) and approximately an additional 1.9 million shares were reserved for issuance upon the conversion of existing securities and exercise of options granted under the Corporation's various stock-based compensation plans. Accordingly, a total of approximately 24 million shares of Common Stock are available for future issuance.

        The Board of Directors believes it continues to be in the best interest of the Corporation to have sufficient additional authorized but unissued shares of Common Stock available in order to provide flexibility for corporate action in the future. Management believes that the availability of additional authorized shares for issuance from time to time in the Board of Directors' discretion in connection with possible acquisitions of other companies, future financings, investment opportunities, stock splits or dividends or for other corporate purposes is desirable in order to avoid repeated separate amendments to the Corporation's Articles of Organization and the delay and expense incurred in holding special meetings of the Stockholders to approve such amendments. There are at present no specific understandings, arrangements or agreements with respect to any future acquisitions that would require the Corporation to issue any new shares of its Common Stock. The Board of Directors believes that the currently available unissued shares do not provide sufficient flexibility for corporate action in the future. On April 11, 1996, the Board of Directors approved a three-for-two split of the Common Stock, to be effected in the form of a 50% stock dividend, to be paid on May 15, 1996 to holders of record of the Common Stock on May 1, 1996. This stock split is not subject to the approval by the Stockholders of the proposed increase in the authorized Common Stock and will be effected regardless of the outcome of the vote on this proposal.

        No further authorization by vote of the Stockholders will be solicited for the issuance of the additional shares of Common Stock proposed to be authorized, except as might be required by law, regulatory authorities or rules of the American Stock Exchange or any stock exchange on which the Corporation's shares may then be listed. The issuance of additional shares of Common Stock could have the effect of diluting existing stockholder earnings per share, book value per share and voting power. The Stockholders of the Corporation do not have any preemptive right to purchase or subscribe for any part of any new or additional issuance of the Corporation's securities.

        Thermedics, which owned approximately 54% of the outstanding voting stock of the Corporation on April 1, 1996, has sufficient votes to approve the amendment and has indicated its intention to vote for the approval of the amendment.

- --------------------------------------------------------------------------------

        The affirmative vote of a majority of the Common Stock outstanding and entitled to vote at the Meeting is required to approve the amendment to the Corporation's Articles of Organization to effect the proposed increase in the Corporation's authorized shares. The Board of Directors considers this amendment to be advisable and in the best interests of the Corporation and its Stockholders and recommends that you vote FOR approval of the amendment. If not otherwise specified, Proxies will be vote FOR approval of this amendment.

- --------------------------------------------------------------------------------

                 APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

        The Board of Directors has appointed Arthur Andersen LLP as independent public accountants for fiscal 1996. Arthur Andersen LLP has acted as independent public accountants for the Corporation since its inception in

1988. Representatives of that firm are expected to be present at the Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to questions. The Board of Directors has established an Audit Committee, presently consisting of two outside Directors, the purpose of which is to review the scope and results of the audit.

                                 OTHER ACTION

        Management is not aware at this time of any other matters that will be presented for action at the Meeting. Should any such matters be presented, the Proxies grant power to the proxy holders to vote shares represented by the Proxies in the discretion of such proxy holders.

                             STOCKHOLDER PROPOSALS

        Proposals of Stockholders intended to be presented at the 1997 Annual Meeting of the Stockholders of the Corporation must be received by the Corporation for inclusion in the Proxy Statement and form of Proxy relating to that meeting no later than December 25, 1996.

                            SOLICITATION STATEMENT

        The cost of this solicitation of Proxies will be borne by the Corporation. Solicitation will be made primarily by mail, but regular employees of the Corporation may solicit Proxies personally, by telephone or telegram. Brokers, nominees, custodians and fiduciaries are requested to forward solicitation materials to obtain voting instructions from beneficial owners of stock registered in their names, and the Corporation will reimburse such parties for their reasonable charges and expenses in connection therewith.

Woburn, Massachusetts
April 19, 1996

                                 FORM OF PROXY

                           THERMO CARDIOSYSTEMS INC.

       PROXY FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 20, 1996

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned hereby appoints Victor L. Poirier, John N. Hatsopoulos and Jonathan W. Painter, or any one of them acting in the absence of the others, as attorneys and proxies of the undersigned, with full power of substitution, for and in the name of the undersigned, to represent the undersigned at the Annual Meeting of the Stockholders of Thermo Cardiosystems Inc., a Massachusetts corporation (the "Company"), to be held on Monday, May 20, 1996, at 11:00 a.m., and at any adjournment or postponement thereof , and to vote all shares of common stock of the Company standing in the name of the undersigned on April 1, 1996, with all of the powers the undersigned would possess if personally present at such meeting:

                 (Continued and to be signed on reverse side.)


        Please mark your
[ x ]   votes as in this
        example.

The shares represented by this Proxy will be voted "for" the proposals set forth below if no instruction to the contrary is indicated or if no instruction is given.

1.  Election of Directors.

NOMINEES:   Walter J. Bornhorst, Richard W.K. Chapman, Elias P. Gyftopoulos,
Robert C. Howard, Leonard Laster, Victor L. Poirier, John W. Wood Jr., Nicholas T. Zervas

                FOR   [     ]               WITHHELD        [     ]


FOR all nominees listed at right, except authority to vote withheld for the following nominees (if any):

______________________________________
                                                      FOR     AGAINST   ABSTAIN
2.      Approve an amendment to the Articles of      [    ]    [    ]    [    ]
        Organization of the Company to increase
        the authorized common stock from 50
        million shares to 100 million shares.

3. In their discretion on such other matters as may properly come before the Meeting.

        Copies of the Notice of Meeting and of the Proxy Statement have been received by the undersigned.

        PLEASE PROMPTLY DATE, SIGN AND RETURN THIS PROXY IN THE ENCLOSED
ENVELOPE.



SIGNATURE(S) ___________________________________  DATE_________________

(NOTE: PLEASE SIGN EXACTLY AS YOUR NAME APPEARS HEREON, EXECUTORS, ADMINISTRATORS, TRUSTEES, ETC. SHOULD SO INDICATE WHEN SIGNING, GIVING FULL TITLE AS SUCH. IF SIGNER IS A CORPORATION, EXECUTE IN FULL CORPORATE NAME BY AUTHORIZED OFFICER. IF MORE PERSONS, ALL SHOULD SIGN)



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